UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As described below, on May 12, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Health Net, Inc. (the “Company”) met and took certain actions with respect to the compensation of certain of the Company’s executive officers.

Base Salaries

On May 12, 2005, the Compensation Committee approved an $25,000 increase in the annual base salary (effective as of such date) of executive officer James E. Woys, President of Health Net Federal Services. The annual base salaries of all other executive officers of the Company remain unchanged. The annual base salaries for the Company’s executive officers as of May 12, 2005 are as set forth below.

NAME AND POSITION	BASE SALARY
Jay Gellert President and Chief Executive Officer	$900,000

Jeffrey Folick Executive Vice President, Regional Health Plans and Specialty Companies	$540,000

Stephen Lynch President, Regional Health Plans	$450,000

Karin D. Mayhew Senior Vice President of Organization Effectiveness	$375,000

Steven H. Nelson President, Health Net of the Northeast	$400,000

David W. Olson(1) Senior Vice President, Corporate Communications	$269,104

Anthony S. Piszel Executive Vice President, Chief Financial Officer	$500,000

Marvin P. Rich Executive Vice President, Operations	$525,000

Jonathan Scheff, M.D. Senior Vice President and Chief Medical Officer	$341,550

NAME AND POSITION	BASE SALARY
B. Curtis Westen, Esq. Senior Vice President, General Counsel and Secretary	$500,000

James E. Woys(2) President of Health Net Federal Services	$500,000

(1)	On May 13, 2003, Mr. Olson was designated an executive officer of the Company as disclosed in the Company’s Current Report on Form 8-K, filed with the Securities Exchange Commission (“SEC”) on May 18, 2005.
(2)	Reflects the $25,000 increase in Mr. Woy’s annual base salary approved by the Compensation Committee on May 12, 2005.

Stock Option Grants

Also on May 12, 2005 the Compensation Committee approved grants of non-qualified stock options to certain of the Company’s executive officers pursuant to the Company’s 2005 Long-Term Incentive Plan (the “Plan”) and the form stock option agreement as approved by the Compensation Committee. The grants were made on May 13, 2005. The following table sets forth information regarding the grant of stock options to the applicable executive officers on May 13, 2005.

NAME AND POSITION	NUMBER OF STOCK OPTIONS (1)	EXERCISE PRICE PER SHARE(2)
Karin D. Mayhew Senior Vice President of Organization Effectiveness	60,000	$32.59

David W. Olson(3) Senior Vice President, Corporate Communications	30,000	$32.59

B. Curtis Westen, Esq. Senior Vice President, General Counsel and Secretary	100,000	$32.59

James E. Woys President of Health Net Federal Services	100,000	$32.59

(1)	The stock option grants will each expire on ten years from the grant date, subject to earlier termination as provided in the applicable stock option agreement and the Plan. Each stock option grant will vest at a rate of 1/4 of the shares covered by the option on each of the first through fourth year anniversaries of May 13, 2005.
(2)	The exercise price is equal to the closing price of the Company’s common stock on May 13, 2005.
(3)	On May 13, 2005, Mr. Olson was designated an executive officer of the Company as disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on May 18, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2005	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary